UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2017 (January 17, 2017)

NEW YORK MORTGAGE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue, Suite 3200

New York, New York 10016

(Address and zip code of

principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry Into a Material Definitive Agreement.

On January 23, 2017, New York Mortgage Trust, Inc., a Maryland corporation (the “Company”), completed the issuance and sale to Nomura Securities International, Inc. (the “Underwriter”) of $138.0 million aggregate principal amount of its 6.25% Senior Convertible Notes due 2022 (the “Notes”), including $18.0 million aggregate principal amount of the Notes (the “Over-Allotment Option Notes”) issued upon exercise of the Underwriter’s Over-Allotment Option (defined below), in a public offering pursuant to the Company’s registration statement on Form S-3ASR (File No. 333-213316) (the “Registration Statement”) and a related prospectus, as supplemented by a preliminary prospectus supplement, filed with the Securities and Exchange Commission (the “SEC”) on January 17, 2017 and a final prospectus supplement filed with the SEC on January 19, 2017 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes were sold pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of January 17, 2017, by and between the Company and the Underwriter, whereby the Company agreed to sell to the Underwriter and the Underwriter agreed to purchase from the Company, subject to and upon the terms and conditions set forth in the Underwriting Agreement, the Notes. Pursuant to Underwriting Agreement, the Company granted the Underwriter the right to purchase, exercisable within a 13-day period, up to an additional $18.0 million aggregate principal amount of the Notes solely to cover over-allotments, if any (the “Over-Allotment Option”). The Underwriter exercised its option to purchase the Over-Allotment Option Notes in full on January 20, 2017. The Company made certain customary representations, warranties and covenants concerning the Company and the Registration Statement in the Underwriting Agreement and also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act.

The Notes were issued at 96% of the principal amount, bear interest at a rate equal to 6.25% per year, payable semiannually in arrears on January 15 and July 15 of each year, commencing July 15, 2017 and are expected to mature on January 15, 2022 (the “Maturity Date”), unless earlier converted or repurchased.  The Company will not have the right to redeem the Notes prior to maturity and no sinking fund is provided for the Notes.

Holders of the Notes will be permitted to convert their Notes into shares of the Company’s common stock at any time prior to the close of business on the business day immediately preceding the Maturity Date. The conversion rate initially equals 142.7144 shares of the Company’s common stock per $1,000 principal amount of Notes, which is equivalent to a conversion price of approximately $7.01 per share of the Company’s common stock, based on a $1,000 principal amount of the Notes. The conversion rate will be subject to adjustment upon the occurrence of certain specified events. In addition, following certain corporate events that occur prior to the Maturity Date, which are referred to as a “make-whole fundamental change,” the Company may be required to increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event determined by reference to a table included in the Supplemental Indenture (defined below), based on the effective date of, and the price paid (or deemed paid) per share of the Company’s common stock in, such corporate event. Finally, if the Company undergoes a “fundamental change” (as defined in the Supplemental Indenture), holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes were issued under the indenture, dated January 23, 2017 (the “Base Indenture”), as supplemented by the first supplemental indenture, dated January 23, 2017 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), among the Company and U.S. Bank National Association, as trustee. The Notes are senior unsecured obligations of the Company that rank senior in right of payment to the Company’s subordinated debentures and any of its other indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company’s liabilities that are not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of the Company’s subsidiaries.

The Indenture contains customary events of default. If there is an event of default under the Notes, the principal amount of the Notes, plus accrued and unpaid interest (including additional interest, if any), may be declared immediately due and payable, subject to certain conditions set forth in the Indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving the Company.

The net proceeds to the Company from the sale of the Notes, after deducting the underwriter’s discounts and commissions and estimated offering expenses, are expected to be approximately $127.3 million. The Company intends to use the net proceeds of the offering to acquire its targeted assets and for general working capital purposes, which may include the repayment of indebtedness.

Copies of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the form of the Notes are attached hereto as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and are incorporated herein by reference.  The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the form of the Notes. In connection with the registration of the Notes under the Securities Act, the legal opinions of Venable LLP and Vinson & Elkins L.L.P. relating to the legality of the Notes are attached as Exhibit 5.1 and Exhibit 5.2, respectively, and the legal opinion of Vinson & Elkins L.L.P. with respect to tax matters is attached as Exhibit 8.1, to this Current Report on Form 8-K.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.             Financial Statements and Exhibits.

(d)       Exhibits.The following exhibits are being filed herewith:

1.1	Underwriting Agreement, dated as of January 17, 2017, by and between the Company and Nomura Securities International, Inc.

4.1	Indenture, dated January 23, 2017, between the Company and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated January 23, 2017, between the Company and U.S. Bank National Association, as trustee.

4.3	Form of 6.25% Senior Convertible Notes Due 2022 of the Company (attached as Exhibit A to the First Supplemental Indenture filed as Exhibit 4.2 hereto)

5.1	Opinion of Venable LLP regarding the legality of the Notes.

5.2	Opinion of Vinson & Elkins L.L.P. regarding the legality of the Notes.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.2 and 8.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: January 23, 2017	By:	/s/ Steven R. Mumma
Name: Steven R. Mumma
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
1.1	Underwriting Agreement, dated as of January 17, 2017, by and between the Company and Nomura Securities International, Inc.

4.1	Indenture, dated January 23, 2017, between the Company and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated January 23, 2017, between the Company and U.S. Bank National Association, as trustee.

4.3	Form of 6.25% Senior Convertible Notes Due 2022 of the Company (attached as Exhibit A to the First Supplemental Indenture filed as Exhibit 4.2 hereto)

5.1	Opinion of Venable LLP regarding the legality of the Notes.

5.2	Opinion of Vinson & Elkins L.L.P. regarding the legality of the Notes.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.2 and 8.1 hereto).